UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     October 12, 2007

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 900 San Diego CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-431-4010

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On October 12, 2006, the Company reported the resignation of three of its directors and its President and Chief Executive Officer and the appointment of three new Directors and a new President and Chief Operating Officer.

Despite significant efforts to raise capital, the Company does not have sufficient capital to continue to operate its business as historically conducted.  In light of the Company’s current financial position, in order to preserve existing capital and to facilitate ongoing efforts to raise additional capital, the Board of Directors has approved a revised strategic direction for the Company.

Going forward, the Company intends to focus its operations on its Original Equipment Manufacturing (“OEM”) business and significantly reduce its 3Di Vision Systems business, which will continue on a reduced basis through the Company’s existing distributor network.

The Company believes that this revised strategic direction enables it to eliminate expenses, primarily associated with the 3Di Vision Systems business, that do not generate positive cash flow in the near term.  The Company has initiated several cost cutting measures aimed at eliminating expenses, including a significant reduction in force focused on the elimination of the Company’s U.S. direct sales force and a reduction in related clinical and marketing expenses.  In addition, the Company does not have the resources to pursue the previously announced acquisition plans for Tuebingen Scientific Medical.  In addition to reducing its expenses, the Company requires immediate funding in order to continue its reduced operations.  The Company is in discussions regarding funding with certain current investors that have expressed support for the revised strategic direction and indicated preliminary interest in providing financial support.  The Company has not reached agreement on the amount or the terms of any additional financing and there can be no assurances that agreement with the current investors can be reached to obtain and permit timely funding.  If the Company fails to secure such financing, the Company will consider other options, including legal reorganization protection.

The Company is in default of the terms of its Secured Convertible Debentures, which allows the holders of these debentures to demand immediate repayment.  If such demand or acceleration request were made, the Company would not have the financial resources to satisfy its outstanding obligations.  The Company is in discussions with the holders of the debentures regarding modifications to those agreements, but there can be no assurance that such efforts will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2007	VIKING SYSTEMS, INC.

By: /s/ Robert Mathews
Robert Mathews Chief Financial Officer